UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-408-727-5555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2020, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Applied Materials, Inc. (“Applied” or the “Company”) approved a non-recurring long-term value creation award of a target number of 116,145 performance shares (“PSUs”) for Gary E. Dickerson, Applied’s President and Chief Executive Officer. On December 4, 2020, the Committee also approved similar awards with a target number of 33,769 PSUs for Daniel J. Durn, Applied’s Senior Vice President, Chief Financial Officer and a target number of 33,769 PSUs for Prabu G. Raja, Applied’s Senior Vice President, Semiconductor Products Group (and along with Mr. Dickerson, each, a “Participant”). The actual number of PSUs that may be earned by each Participant ranges from 0% to 200% of the target number of PSUs and is based on achievement of specified levels of total shareholder return (“TSR Hurdle”), as shown below. The TSR Hurdle is calculated as Applied’s average closing stock price for any consecutive 20 trading days during the five-year performance period beginning fiscal year 2021 through fiscal year 2025 (the “Performance Period”), plus dividends paid during the Performance Period.

Percentage of Target Shares that May Be Earned	Total Shareholder Return Hurdle	Total Shareholder Return % vs. 20-Trading Day Average on 12/3/2020 ($76.94)
50%	$104.40	36%
100%	$119.40	55%
150%	$129.40	68%
200%	$144.40	88%

If the threshold TSR Hurdle of $104.40 is not achieved, then no PSUs will vest. If the actual TSR achievement measured at the end of the Performance Period falls between the pre-defined levels, the portion of the award that may vest will be determined based on straight-line interpolation. Any PSUs earned shall vest in full at the end of the Performance Period, subject to the Participants’ continued employment through the vesting date. In the case of a Participant’s involuntary termination without cause prior to the end of the Performance Period, the award will vest based on TSR achievement through the Participant’s last day of employment at Applied. Additionally, in the event of a Participant’s death during the Performance Period, the target number of PSUs will vest. The PSUs were granted under the Company’s Employee Stock Incentive Plan (the “Plan”) and are subject to the terms and conditions of the Plan.

After careful deliberation about the design of a long-term incentive award, the Committee approved the value creation awards to recognize Mr. Dickerson’s, Mr. Durn’s and Dr. Raja’s significant contributions to Applied’s success and to secure the benefit of their leadership of the Company through its next phase of growth, during an inflection point in the technology industry that presents a range of unprecedented opportunities for our Company and our industry. The value creation awards strengthen the alignment of Mr. Dickerson’s, Mr. Durn’s and Dr. Raja’s interests with the long-term interests of Applied’s shareholders by delivering value to them only if Applied’s stockholders realize significant value as well. The Committee does not anticipate granting any similar awards to Mr. Dickerson, Mr. Durn or Dr. Raja in the coming years.

The value creation awards supplement the fiscal 2021 equity awards also granted by the Committee to Mr. Dickerson, Mr. Durn and Dr. Raja on December 3, 2020 as part of the annual grant process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc.
(Registrant)

Dated: December 7, 2020	By:	/s/ Teri A. Little
Teri A. Little
Senior Vice President, Chief Legal Officer and Corporate Secretary